Exhibit 23.5

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel :(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add: beijing@tongshang.com Website: www.tongshang.com.cn

May 19, 2014

TCP International Holdings Ltd.

Alte Steinhauserstrasse 1

6330 Cham, Switzerland

Dear Sirs,

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Sincerely Yours,

Commerce & Finance Law Offices